UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):   April 29, 2006

OneTravel Holdings, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	1-8662	23-2265039
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

1200 Lake Hearn Drive, Suite 300, Atlanta Georgia	30319
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (404) 256-6620

_________________________________________________________________________________________________
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[    ]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[    ]     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[    ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[    ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.04	Triggering Events That Accelerate or Increase or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement

On April 1, 2006, the Registrant’s wholly owned subsidiary, Farequest Holdings, Inc. (“Farequest”), failed to make a required principal payment to CSDH Holdings, LLC (“CSDH”) under Farequest’s Convertible Promissory Note (the “Note”). As of May 4, 2006, the Note had an outstanding principal balance of $700,000 and accrued but unpaid interest of $208,952 for a total amount outstanding of $908,952. On April 26, Farequest and the Registrant received a written notice of default. CSDH asserts it provided an earlier notice of default, but Farequest and the Registrant do not believe an earlier notice was received. Pursuant to the Security Agreement dated as of March 27, 2004 between Farequest and CSDH (the “Security Agreement”), payment under the Note is secured by a first priority lien on all of the assets of Farequest.

The failure to make the required payment under the Note constituted an event of default under the Security Agreement and the Note. Pursuant to the Note and the Security Agreement, at the election of CSDH, which election may be made three days after Farequest’s receipt of the written notice of default, CSDH may, in addition to other remedies provided in the Note and the Security Agreement, declare the entire unpaid principal balance of the Note, and any interest due thereon, immediately due and payable, and after 10 days notice or demand to Farequest, shall have the rights of a secured party under the UCC with respect to the collateral under the Security Agreement, including the right to take possession of the collateral.

The summary of the Note and the Security Agreement contained herein is qualified in it entirety by reference to the Note and the Security Agreement, which are filed as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OneTravel Holdings, Inc.

By:	/s/ Marc E. Bercoon
Marc E. Bercoon,
President

Dated: May 5, 2006

Exhibit Index

Exhibit Number	Description of Exhibits

10.1	Secured Convertible Promissory Note dated as of March 27, 2004 between CSDH Holdings, LLC and Farequest Holdings, Inc.

10.2	Security Agreement dated as of March 27, 2004 by and between Farequest Holdings, Inc. and CSDH Holdings, Inc.